Exhibit 99.1

Clipper Realty Inc. Announces Second Quarter 2025 Results

NEW YORK, August 7, 2025 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended June 30, 2025.

Highlights for the Three Months Ended June 30, 2025

●	Quarterly revenues of $39.0 million for the second quarter of 2025, up 5% from last year
●	Quarterly income from operations of $10.1 million for the second quarter of 2025
●	Record net operating income (“NOI”)[1] of $22.1 million for the second quarter of 2025, up 5% from last year
●	Quarterly net loss of $1.4 million, or $0.7 million excluding impairment charge of $0.7 million, for the second quarter of 2025
●	Record adjusted funds from operations (“AFFO”)[1] of $8.3 million for the second quarter of 2025, up 18% from last year
●	Declared a dividend of $0.095 per share for the second quarter of 2025

David Bistricer, Co-Chairman, and Chief Executive Officer, commented,

“For the quarter, the Company continued to maintain revenue, NOI and AFFO at a very high level based on very strong residential leasing. We continue to have high occupancy and strong renter demand in our buildings. For all our properties, new leases exceeded previous rents by nearly 14% and renewals by over 6%. At Flatbush Gardens, as a result of the Article 11 agreement with New York City, we continue to achieve increased rental recoveries under Section 610 and make the committed capital improvements and other improvements in the property. At the Dean Street ground-up development, we have completed construction, begun leasing and completed a bridge financing that will reduce interest costs, help fund excess operating costs during the lease up period and provide additional working capital. At the 250 Livingston Street commercial property, New York City will vacate later this month as announced and we continue to actively seek solutions. At our nearby 141 Livingston Street property, we have agreed to a lease renewal with New York City and continue to work with our lender to get consent and resolve a technical issue. Lastly, as announced, we sold our 10W 65th Street property, generating nearly $13 million in cash.”

Financial Results for the Three Months Ended June 30, 2025

For the second quarter of 2025, revenues increased by $1.7 million, or 4.5%, to $39.0 million as compared to revenue of $37.3 million during the second quarter of 2024. Residential revenue increased by $1.3 million, or 5.0%, due to increases in rental rates and leased occupancy at all properties in 2025 partially offset by higher bad debt expense. Commercial income increased by $0.4 million, or 4.2%, in the second quarter of 2025 due to slightly higher escalation income at our commercial properties and rents from new leases.

For the second quarter of 2025, net loss was $1.4 million ($0.7 per share), or $0.7 million ($0.04 per share) excluding an impairment charge related to the sale of the 10 West 65th Street property. The net loss excluding the impairment charge compares to net loss of $1.7 million ($0.06 per share) for the second quarter of 2024. This lower net loss excluding the impairment charge was primarily due to increased rental revenue discussed above and lower utilities costs partially offset by higher tenant legal and payroll costs at the Flatbush Gardens property and slightly increased real estate taxes and insurance premiums. The loss on disposal of long-lived assets of $0.7 results from additional costs incurred in the sale of the 10 West 65th St property.

For the second quarter of 2025, AFFO was $8.3 million, or $0.20 per share, compared to $7.1 million, or $0.17 per share, for the second quarter of 2024. As discussed above, the increase was primarily due to increased rental revenue and lower utilities costs partially offset by higher tenant legal and payroll costs at the Flatbush Gardens property and slightly increased real estate taxes and insurance premiums.

1 NOI and AFFO are non-GAAP financial measures. For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release.

Balance Sheet

At June 30, 2025, notes payable (excluding unamortized loan costs) were $1,277.3 million, compared to $1,275.4 million at December 31, 2024. The increase was primarily due to borrowings on Dean Street development construction loan partially offset by the retired debt in the sale of the 10 West 65th Street property. On May 2, 2025, the Dean Street property entered into a $160 million, two-year bridge loan, borrowing $141.8 million at closing, and repaid the existing $125 million Dean Street construction loan. The new bridge loan offers a lower interest rate of 2.65% over SOFR as compared to the construction loan, provides funds for operating expenses through the lease-up period and additional working capital of up to $13 million after attaining certain operating objectives. On May 30, 2025, the Company sold the 10 West 65th Street property for $43.6 million net of expenses and retired $31.2 million of the property’s debt.

Dividend

The Company today declared a second quarter dividend of $0.095 per share, the same amount as last quarter, to shareholders of record on August 21, 2025, payable September 5, 2025.

Conference Call and Supplemental Material

The Company will host a conference call on August 07, 2025, at 5:30 PM Eastern Time to discuss the second quarter 2025 results and provide a business update. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 526913. A replay of the call will be available from August 07, 2025, following the call, through August 21, 2025, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 526913. Supplemental data to this press release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (the “SEC”) are filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty Inc.

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates, and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties), most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed from time to time with the SEC.

Contact Information:

Lawrence Kreider

Chief Financial Officer

(718) 438-2804 x2231

larry@clipperrealty.com

Clipper Realty Inc.

Consolidated Balance Sheets

(In thousands, except for share and per share data)

	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Investment in real estate
Land and improvements	$508,311	$571,988
Building and improvements	720,622	736,420
Tenant improvements	3,386	3,366
Furniture, fixtures and equipment	13,514	13,897
Real estate under development	162,281	146,249
Total investment in real estate	1,408,114	1,471,920
Accumulated depreciation	(250,650)	(243,392)
Investment in real estate, net	1,157,464	1,228,528

Cash and cash equivalents	32,029	19,896
Restricted cash	28,809	18,156
Tenant and other receivables, net of allowance for doubtful accounts of $321 and $258, respectively	7,843	6,365
Deferred rent	2,049	2,108
Deferred costs and intangible assets, net	5,465	5,676
Prepaid expenses and other assets	7,664	6,236
TOTAL ASSETS	$1,241,323	$1,286,965

LIABILITIES AND EQUITY (DEFICIT)
Liabilities:
Notes payable, net of unamortized loan costs of $9,152 and $9,019, respectively	$1,268,171	$1,266,340
Accounts payable and accrued liabilities	15,436	18,731
Security deposits	9,095	9,067
Other liabilities	6,317	7,057
TOTAL LIABILITIES	1,299,019	1,301,195

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 16,146,546 shares issued and outstanding	160	160
Additional paid-in-capital	90,342	89,938
Accumulated deficit	(112,438)	(95,507)
Total stockholders' equity	(21,936)	(5,409)

Non-controlling interests	(35,760)	(8,821)
TOTAL EQUITY (DEFICIT)	(57,696)	(14,230)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$1,241,323	$1,286,965

Clipper Realty Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

REVENUES
Residential rental income	$29,054	$27,748	$58,244	$53,854
Commercial rental income	9,982	9,598	20,190	19,252
TOTAL REVENUES	39,036	37,346	78,434	73,106

OPERATING EXPENSES
Property operating expenses	9,561	8,996	19,672	17,618
Real estate taxes and insurance	7,518	7,438	15,145	14,574
General and administrative	3,819	3,459	7,644	7,010
Transaction pursuit costs	(10)	-	(10)	-
Depreciation and amortization	7,314	7,455	14,950	14,834
Impairment of Long-Lived Assets	-	-	33,780	-
TOTAL OPERATING EXPENSES	28,202	27,348	91,181	54,036

Litigation settlement and other	(26)	-	(26)	-

INCOME FROM OPERATIONS	10,808	9,998	(12,773)	19,070

Loss on disposal of long-lived assets	(685)	-	(685)	-
Interest expense, net	(11,479)	(11,741)	(23,001)	(23,480)

Net loss	(1,356)	(1,743)	(36,459)	(4,410)
Net loss attributable to non-controlling interests	840	1,083	22,596	2,737
Net loss attributable to common stockholders	$(516)	$(660)	$(13,863)	$(1,673)

Basic and diluted net loss per share	$(0.07)	$(0.06)	$(0.93)	$(0.15)

Weighted average common shares / OP units
Common shares outstanding	16,147	16,063	16,147	16,063
OP units outstanding	26,317	26,317	26,317	26,317
Diluted shares outstanding	42,464	42,380	42,464	42,380

Clipper Realty Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
.	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(36,459)	$(4,410)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	14,900	14,781
Amortization of deferred financing costs	914	1,061
Amortization of deferred costs and intangible assets	291	294
Impairment of long-lived asset	33,780	-
Loss on disposal of fixed assets	685	-
Gain on termination of lease	-	-
Deferred rent	59	87
Stock-based compensation	2,221	1,274
Bad debt expense	50	16
Changes in operating assets and liabilities:
Tenant and other receivables	(1,524)	(671)
Prepaid expenses, other assets and deferred costs	(1,411)	4,511
Accounts payable and accrued liabilities	2,251	(1,777)
Security deposits	24	345
Other liabilities	(737)	(467)
Net cash provided by operating activities	15,044	15,044

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(25,425)	(42,051)
Proceeds from sale of real estate	43,489	-
Sale and purchase of interest rate caps, net	(97)	-
Net cash provided by (used in) investing activities	17,967	(42,051)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of mortgage notes	(163,224)	(985)
Proceeds from mortgage notes	165,188	37,303
Dividends and distributions	(9,228)	(8,792)
Loan issuance and extinguishment costs	(2,961)	-
Net cash (used in) provided by financing activities	(10,225)	27,526

Net increase in cash and cash equivalents and restricted cash, including cash and cash equivelnats and restricted cash classified with assets held for sale	22,786	519
Cash and cash equivalents and restricted cash - beginning of period	38,052	36,225
Cash and cash equivalents and restricted cash - end of period	$60,838	$36,744

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$19,896	$22,163
Restricted cash	18,156	14,062
Total cash and cash equivalents and restricted cash - beginning of period	$38,052	$36,225

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$32,029	$20,254
Restricted cash	28,809	16,490
Total cash and cash equivalents and restricted cash - end of period	$60,838	$36,744

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $5,902 and $4,760 in 2025 and 2024, respectively	$23,927	$21,232
Non-cash interest capitalized to real estate under development	1,913	1,132
Additions to investment in real estate included in accounts payable and accrued liabilities	2,621	10,070

Clipper Realty Inc.

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)
(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”), all of which meet the definition of “non-GAAP financial measures” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income (loss) or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income (loss) or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation, acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt, gain on involuntary conversion, gain on termination of lease and non-recurring litigation-related expenses, less recurring capital spending.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income (loss) as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including loan principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
FFO
Net loss	$(1,356)	$(1,743)	$(36,459)	$(4,410)
Real estate depreciation and amortization	7,314	7,455	14,950	14,834
FFO	$5,958	$5,712	$(21,509)	$10,424

AFFO
FFO	$5,958	$5,712	$(21,509)	$10,424
Amortization of real estate tax intangible	121	121	241	241
Straight-line rent adjustments	37	38	59	87
Amortization of debt origination costs	457	530	914	1,061
Amortization of LTIP awards	1,078	713	2,221	1,274
Transaction pursuit costs	(10)	-	(10)	-
Loss on impairment of Long-Lived Assets	-	-	33,780	-
Loss on disposal of long-lived assets	685	-	685	-
Litigation settlement and other	26	-	26	-
Recurring capital spending	(34)	(61)	(69)	(134)
AFFO	$8,318	$7,053	$16,338	$12,953
AFFO Per Share/Unit	$0.20	$0.17	$0.38	$0.31

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt and non-recurring litigation-related expenses, less gain on involuntary conversion and gain on termination of lease.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted EBITDA
Net loss	$(1,356)	$(1,743)	$(36,459)	$(4,410)
Real estate depreciation and amortization	7,314	7,455	14,950	14,834
Amortization of real estate tax intangible	121	121	241	241
Straight-line rent adjustments	37	38	59	87
Amortization of LTIP awards	1,078	713	2,221	1,274
Interest expense, net	11,479	11,741	23,001	23,480
Transaction pursuit costs	(10)	-	(10)	-
Loss on impairment of long-lived assets	-	-	33,780	-
Loss on disposal of long-lived assets	685	-	685	-
Litigation settlement and other	26	-	26	-
Adjusted EBITDA	$19,374	$18,325	$38,494	$35,506

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition and other costs, transaction pursuit costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases, less gain on termination of lease. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
NOI
Income from operations	$10,808	$9,998	$(12,773)	$19,070
Real estate depreciation and amortization	7,314	7,455	14,950	14,834
General and administrative expenses	3,819	3,459	7,644	7,010
Transaction pursuit costs	(10)	-	(10)	-
Amortization of real estate tax intangible	121	121	241	241
Straight-line rent adjustments	37	38	59	87
Loss on impairment of long-lived assets	-	-	33,780	-
Litigation settlement and other	26	-	26	-
NOI	$22,115	$21,071	$43,917	$41,242